UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 8, 2010
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement
     Effective January 1, 2009, Brian A. Ross, Chief Operating Officer of Cincinnati Bell Inc. (the “Company”), entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with the Company. On June 8, 2010, Mr. Ross notified the Company that he intends to resign from his positions with the Company effective August 8, 2010 to pursue new opportunities. Mr. Ross’s Employment Agreement will terminate upon the effective date of his resignation.
Section 5 — Corporate Governance and Management
Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 8, 2010, Brian A. Ross, Chief Operating Officer of Cincinnati Bell Inc. (the “Company”) notified the Company that he intends to resign from his positions with the Company effective August 8, 2010 to pursue new opportunities. In connection with his departure and to ensure a smooth transition of his responsibilities the Company and Mr. Ross entered into a Consulting Agreement described in Item 5.02(e) below. Mr. Ross’s Employment Agreement with the Company will terminate upon the effective date of his resignation.
Item 5.02(e) Brief Description of Material Plan, Contract or Arrangement with Principal Officer
     Cincinnati Bell, Inc. (the “Company”) has entered into a Consulting Agreement (the “Consulting Agreement”) with Brian A. Ross (“Ross”) effective on August 8, 2010, the effective date of his resignation from employment with the Company (the “Effective Date”). The purpose of the Consulting Agreement is to allow the Company to continue to receive during a reasonable transition period the benefit of Ross’s unique and valuable knowledge and expertise with respect to the business of the Company. Under the Consulting Agreement, in exchange for a monthly consulting fee of $85,000, Ross will provide assistance and expertise to the management of the Company on various matters relating to the conduct of the Company’s business. In particular, Ross will provide assistance with regard to (a) finalization of the 2011 Financial Plan; (b) preparation of materials for the 2010 Board of Directors Strategy Meeting; (c) evolution of a Management Succession Plan; (d) selection of a successor to the Chief Operating Officer position; reorganization of the leadership structure for the Company and its telephone and wireless operating units, and such other matters as may be requested by the Chief Executive Officer of the Company. During the term of the Consulting Agreement, Ross will be an independent contractor of the Company and not an employee. Consequently, he will be treated as having incurred a separation from service effective as of the Effective Date for purposes of the Company’s deferred compensation and employee benefit plans. The term of the Consulting Agreement will continue for nine months after the Effective Date, unless terminated or extended in accordance with the terms of the Consulting Agreement. Without regard to the Consulting

Form 8-K	Cincinnati Bell Inc.
Agreement, Ross will be entitled to receive amounts payable to him in the event of a voluntary resignation under his Employment Agreement with the Company dated as of January 1, 2009.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit	Description
10.1	Consulting Agreement effective August 8, 2010 between the Company and Brian A. Ross.

10.2	Employment Agreement effective January 1, 2009 between the Company and Brian A. Ross (Incorporated by reference to Exhibit (10)(iii)(A)(13) to Annual Report on Form 10-K, date of Report February 27, 2009, File No. 1-8519).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: June 8, 2010

Form 8-K	Cincinnati Bell Inc.
Exhibit Index

Exhibit No.	Exhibit
10.1	Consulting Agreement effective August 8, 2010 between the Company and Brian A. Ross.

10.2	Employment Agreement effective January 1, 2009 between the Company and Brian A. Ross (Incorporated by reference to Exhibit (10)(iii)(A)(13) to Annual Report on Form 10-K, date of Report February 27, 2009, File No. 1-8519).

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